UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Amendment Number 2

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2019

2050 MOTORS, INC.

(Exact name of Registrant as specified in its Charter)

California	001-13126	83-3889101
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

1340 Brook Street, Unit M, St. Charles, Illinois 60714

(Address of principal executive offices)

(630) 708-0750

(Registrant’s Telephone Number)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [X]

2050 Motors, Inc. is referred to herein as “we”, “us”, or “us”

Explanatory Note

On March 7, 2019 and March 12, 2019, we disclosed, among other things, information under Item 5.01 (Changes in Control of Registrant) stating that we will transfer eighty (80) percent ownership in 2050 Motors, Inc., a Private corporation (“2050 Private”) to William Fowler, our prior Chief Executive Officer, while we will retain twenty (20) percent ownership interest in 2050 Private (the “2050 Private Transaction”).

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

After conducting due diligence regarding 2050 Private and the 2050 Private Transaction and based on the failure of 2050 Private’s management to provide adequate information regarding 2050 Private’s business plan, our Board of Directors determined that the 2050 Private Transaction was not in the best interests of its shareholders and we cancelled the 2050 Private Transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

2050 MOTORS, INC.

Date: April 2, 2019	By:	/s/ Vikram Grover
Vikram Grover
Chief Executive Officer